U. S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15[d] of the Securities Exchange Act

October 16, 2006

Date of Report

[Date of Earliest Event Reported]

Commission File No. 000-49671

BEAR LAKE RECREATION, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	87-0620495
(State or Other Jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

4685 S. Highland Drive, Suite #202

Salt Lake City, Utah 84117

(Address of Principal Executive Offices)

(801) 278-9424

(Telephone Number)

N/A

(Former name or Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

(I) Effective on or before October 23, 2006, the Company has effected a reverse split of its outstanding voting securities on a basis of one for 3.5 shares. A new Cusip number and new trading symbol on the OTC Bulletin Board (the "OTCBB") of the National Association of Securities Dealers, Inc. (the "NASD") have been applied for.

All stockholders are advised that there is no need to send in their respective stock certificate(s) and incur the transfer agent's $20 fee to reflect the reverse split until they wish to dispose of their respective shares; customarily, no fees are charged by a broker/dealer for transfer fees when stock certificates are deposited with a broker/dealer because the broker/dealer usually transfers the stock certificates that it receives to its Depository Trust Company account, as a matter of course. Shareholders, however, should be aware that if they purchase or sell shares of the Company in the open market on the OTCBB after the reverse split is reflected on the OTCBB, they will be buying or selling post-reverse split shares.

If any stockholder desires to transfer their respective shares at this time, they are advised to (i) forward their respective stock certificates to Colonial Stock Transfer ("Colonial"), our transfer and registrar agent, whose address is 66 Exchange Place, Salt Lake City, Utah 84111; (ii) include a required transfer fee of $20 per each free-trading stock certificate tendered, and $40 per each stock certificate that is imprinted with a "restricted" legend, that must be paid by the stockholder to Colonial; and (iii) that no signature or Medallion signature guarantee will be required on any stock certificate where the stock certificate being tendered is being transferred into the same name.

Item 7.01 Regulation FD Disclosure.

On October 16, 2006, the Company executed a Letter of Intent to acquire Vault Technologies, Inc., an Alberta corporation ("Vault"), and issued a Press Release in that respect on October 17, 2006. The Press Release is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Description

Exhibit No.

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99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR LAKE RECREATION, INC.

Date:	10/17/06	By:	/s/Wayne Bassham
Wayne Bassham
President and Director

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